^
                          	 Diamond Hill
                                 ------------
                                 Investments


FOR IMMEDIATE RELEASE:
					Investor Contact:
					James F. Laird-Chief Financial Officer
					614-255-3353 (jlaird@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC.
REPORTS RESULTS FOR THIRD QUARTER 2009

	Columbus, Ohio - November 6, 2009 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL) today reported unaudited results for the quarter ended September 30, 2009. The operating results for the third quarter and first nine months of 2009 are summarized in the following paragraphs. However, we urge investors to read our 10-Q. The limited information that follows in this press release is not adequate for making an informed investment judgment. For this reason, whenever possible, we will post our report on a Friday afternoon so that investors have a maximum amount of time to digest the information contained therein.

Assets under management ended the quarter at $5.49 billion, a decrease of 1% compared to the third quarter of 2008 and an increase of 22% compared to the year ended December 31, 2008. Revenue decreased 15% to $11.4 million for the third quarter of 2009 compared to the third quarter of 2008. Net income for the quarter was $3.20 million, or $1.23 per diluted share, compared to net income of $1.22 million or $0.50 per diluted share, in the third quarter of 2008. The primary contributor to the increase in net income was a positive investment return of $2.06 million, or $0.79 per diluted share, in the quarter.

Ric Dillon, president and chief investment officer, stated, "Our primary business objective is to fulfill our fiduciary responsibility to our clients by achieving excellent long term investment returns. I am pleased that our strategies have generally outperformed their benchmarks over the past five years."

Jim Laird, chief financial officer, stated, "New client investments for the first nine months of 2009 were $148 million, down significantly from the $1.954 billion for the same period in 2008. In the third quarter, net flows into separate accounts were $80 million and, year to date, we have had $423 million in net flows in separate accounts. After experiencing outflows of over $130 million in each of the first two quarters, the mutual funds had net inflows of $40 million in the third quarter. Over the past year we have seen strong growth in our long only strategies and a decline in our long short strategies. The result of this shift in asset mix is that our overall effective investment advisory fee is reduced."

					     Three Months Ended September 30,
			                    2009	    2008	Change
Revenue				        $11,371,644 	$13,347,900	-15%
    Net operating income		  2,848,569 	  4,221,993 	-33%
    Operating margin		     	    25%	     	    32%
    Operating margin -
	Excluding Beacon Hill		    27%		    35%
Investment return			  2,064,283	 -2,319,263	 nm
Net income 		 		  3,203,918 	  1,224,391 	162%
Earnings per share - diluted		   $1.23 	   $0.50 	146%

					     Nine Months Ended September 30,
					    2009	    2008	Change
Revenue					$29,848,811 	$36,646,835 	-19%
    Net operating income		 $7,508,523 	$11,803,191 	-36%
    Operating margin		    	    25%	    	    32%
    Operating margin -
	Excluding Beacon Hill		    28%		    35%
Investment return			  4,517,328	 -4,025,376	 nm
Net income 				 $7,871,645 	 $4,989,453 	 58%
Earnings per share - diluted		   $3.05 	   $2.08 	 47%


			  			    As Of
                             September 30, 	 December 31, 	 September 30,
				 2009		    2008	     2008
Assets under management
  (millions)		  	   $5,489 	      $4,510 	       $5,548
Tangible book value per
  share (a)			   $17.27 	      $12.36 	       $22.54
Total outstanding shares	2,612,214 	   2,447,299 	    2,465,927

(a) - A $10 per share special dividend was declared and paid in October 2008.

Beacon Hill Fund Services - In April 2009, Beacon Hill received final approval from FINRA to operate its registered broker dealer, BHIL Distributors, Inc. During the three months ended September 30, 2009, Beacon Hill generated an operating loss of $143 thousand on revenue of $330 thousand compared to an operating loss of $460 thousand on revenue of $28 thousand for the three months ended September 30, 2008. For the nine months ended September 30, 2009, Beacon Hill generated an operating loss of $822 thousand on revenue of $571 thousand compared to an operating loss of $1.027 million on revenue of $48 thousand for the nine months ended September 30, 2008. The company continues to believe that Beacon Hill will achieve a run rate breakeven by the end of 2009 and generate an operating profit in 2010.

Assets Under Management - As of September 30, 2009, assets under management ("AUM") totaled $5.5 billion, a 1% decrease in comparison to September 30, 2008. The following is a roll-forward of AUM activity for the nine months ended September 30, 2009 and 2008:


						Change in Assets Under Management
					    For the Nine Months Ended September 30,
(in millions)						2009		2008
AUM at beginning of the period		       	       $4,510 	       $4,403
Net cash inflows (outflows)
	mutual funds	 				(229)	        1,482
	separate accounts	 		  	  423 	 	  545
	private investment funds	 	 	 (46)	 	 (73)
		 				  	  148 	 	1,954
Net market appreciation (depreciation) and income	  831 	 	(809)
Increase during the period		 		  979 	 	1,145
AUM at end of the period		 	       $5,489 	       $5,548


About Diamond Hill:
Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build capital. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles ("non-GAAP") for "Net Operating Income After Tax" that management uses as benchmarks in evaluating and comparing the period-to-period operating performance of Diamond Hill Investment Group, Inc. (the "Company") and its subsidiaries.

The Company defines "net operating income after tax" as the Company's net operating income less income tax provision excluding investment return and the tax impact related to the investment return. The Company believes that "net operating income after tax" provides a good representation of the company's operating performance as it excludes the impact of investment return on financial results. The amount of the investment portfolio and market fluctuations on the investments can fluctuate significantly from one period to another, as seen over the past year, which can distort the underlying earnings potential of a company. We also believe "net operating income after tax" is an important metric in estimating the value of an asset management business. This measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.


		 			    Three Months Ended September 30,
						   2009		  2008
Net Operating Income, GAAP basis 		$2,848,569     $4,221,993
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 		 	   990,874 	1,505,175
Net operating income after tax,
  non-GAAP basis 	 			 1,857,695 	2,716,818

Net operating income after tax per
  diluted share, non-GAAP basis    		     $0.71 	    $1.11

Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,611,933 	2,444,340


					     Nine Months Ended September 30,
						   2009		  2008
Net Operating Income, GAAP basis 		$7,508,523    $11,803,191
Non-GAAP Adjustments:
  Tax Provision excluding impact
    of Investment Return 	 		 2,593,742 	4,231,467
Net operating income after tax,
  non-GAAP basis 	 			 4,914,781 	7,571,724

Net operating income after tax per
  diluted share, non-GAAP basis 		     $1.91 	    $3.16


Diluted weighted average shares outstanding,
  GAAP basis 		 			 2,576,657 	2,396,999


The Company's management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

                  -------------------------------------

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to such matters as growth of the Company's business, corporate objectives, prospects for achieving the critical threshold of assets under management, operating margins, economic trends (including interest rates and market volatility), intrinsic value of the Company's shares and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "could," "goal" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the Company believes that the assumptions underlying its forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate, and accordingly, the actual results and experiences of the Company could differ materially from the anticipated results or other expectations expressed by the Company in its forward-looking statements. Factors that could cause such actual results or experiences to differ from results discussed in the forward-looking statements include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of the Company's products; changes in interest rates; a general downturn in the economy; changes in government policy and regulation, including monetary policy; changes in the Company's ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in the Company's other public documents on file with the SEC.

					###

            325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
                         614-255-3333  fax 614-255-3363